UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	333-171784	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Allen Center 1200 Smith Street, Suite 1600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 353-8834

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

Entry Into a Material Definitive Agreement

This Form 8-K/A (this “Amendment”) amends the Form 8-K dated July 11, 2013 and filed by Genufood Energy Enzymes Corp. (the “Company”) on July 19, 2013(the “Prior Report”) to correct an error that the Company just discovered in the Prior Report.  The Company erroneously stated in the Prior Report that the Investment Agreement (the "Agreement") that the Company entered into with Kodiak Capital Group, LLC ("Kodiak") will be terminated twelve months after a Registration Statement registering the shares under the Agreement becomes effective with the Securities and Exchange Commission.  In fact, the Agreement will be terminated six months after a Registration Statement registering the shares under the Agreement becomes effective with the Securities and Exchange Commission.

Accordingly, this Amendment solely corrects such error and should be read in conjunction, and as if filed concurrently, with the Prior Report.  Except as expressly set forth herein, this Amendment does not modify or update disclosures contained in the Prior Report, and this Amendment, therefore does not reflect events occurring after the filing of the Prior Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: February 5, 2014	By:	/s/ Yi Lung Lin
Yi Lung Lin, President, C.E.O. & Director